UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2011

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2011, Delta Air Lines, Inc. (“Delta”) entered into an agreement with The Boeing Company to purchase 100 Boeing 737-900ER aircraft with deliveries beginning in 2013 and continuing through 2018.  The order will enable Delta to add 100 fuel-efficient, state-of-the-art 180-seat aircraft to its fleet, replacing on a capacity-neutral basis older technology aircraft that will be retired from the fleet.  In exchange for the cancellation of existing 737-800 options and rolling options, the agreement includes new options to purchase an additional 30 737-900ER aircraft.  Delta has obtained committed long-term financing for a substantial portion of the purchase price of each aircraft on firm order.  After giving effect to this order, Delta has total aircraft purchase commitments of $6.8 billion, including $55 million for the six months ending December 31, 2011, $210 million in 2012, $540 million in 2013, $760 million in 2014, $770 million in 2015, $780 million in 2016 and $3.7 billion after 2016.

Item 8.01 Other Events

A copy of Delta’s press release titled “Delta Announces Order for 100 Boeing 737-900ER Aircraft” issued on August 25, 2011 is attached hereto as Exhibit 99.1.  The press release is furnished as Exhibit 99.1.  The information furnished in this Form 8-K shall not be deemed incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit 99.1	Press Release dated August 25, 2011 titled “Delta Announces Order for Boeing 737-900ER Aircraft”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Hank Halter
Date: August 30, 2011	Hank Halter Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated August 25, 2011 titled “Delta Announces Orders for Boeing 737-900ER Aircraft”